Consent of Independent Registered Public Accounting Firm

Apyx Medical Corporation
Clearwater, Florida

We consent to the incorporation by reference in Registration Statements (No. 333-233994, No. 333-222657, No. 333-207206 and No. 333-195624) on Form S-8 of Apyx Medical Corporation of our report dated March 31, 2021, relating to the consolidated financial statements of Apyx Medical Corporation, appearing in this Annual Report on Form 10-K of Apyx Medical Corporation for the year ended December 31, 2020.

/s/ RSM US LLP

Orlando, Florida
March 31, 2021